US $7,716.40

July 1, 2009

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Ecology Coatings, Inc., a Nevada corporation (the The Maker), promises to pay to the order of JB Smith LC.
(the Holder), the principal amount of Seven Thousand Seven Hundred Sixteen and 40/100 dollars ($7,716.40.00), together with interest thereon as provided below.

ARTICLE I

TERMS OF REPAYMENT

1. Interest. The Note shall bear interest (Interest) equal to five (5%) percent per annum on the unpaid principal balance, computed on a three hundred and sixty-five (365) day year, during the term of the Note. The Maker shall pay all Interest. In no event shall the rate of Interest payable on this
Note exceed the maximum rate of interest permitted to be charged under applicable law.

2. Payments. All payments by the Maker under this Note shall first be credited against costs and expenses provided for hereunder, second to the payment of any penalties, third to the payment of accrued and unpaid interest, if any, and the remainder shall be credited against principal. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to the Holder by cashiers check, certified check, or any other means of guaranteed funds to the mailing address provided below, or at such other place as the Holder or any holder hereof shall designate in writing for such purpose from time to time. If a payment hereunder otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and Interest, if any, shall be payable thereon during such extension.

3. Maturity Date. All of the outstanding principal and interest shall be payable within fifteen (15) days following receipt of a written payment demand from the Holder.

4. Pre-Payment Demand. If the Maker completes an underwritten public offering of its common stock or other form of security convertible into common stock pursuant to an effective registration statement under the Securities Act of 1933 (the Act), as amended, or a managed private offering exempt from registration under Section 4(2) of the Act and Regulation D promulgated thereunder (collectively, a New Offering) which results in proceeds received by the Maker net of underwriting discounts and commissions, of at least One Million and 00/100 dollars ($1,000,000.00) (a Pre-Payment Event), then at the sole and absolute discretion of the Holder, and upon written demand to the Maker (the Pre-Payment Notice), all amounts owed under this Note shall become due and payable within fifteen (15) days following Makers receipt of the Pre-Payment Notice.

5. Exemption from Restrictions. It is the intent of the Maker and the Holder in the execution of this Note that the indebtedness hereunder be exempt from the restrictions of the usury laws of any applicable jurisdiction. The Maker and the Holder agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of any applicable jurisdiction. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of any applicable jurisdiction, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of such holder, be credited to the payment of this principal amount due hereunder or returned to the Maker.

ARTICLE II

COVENANTS

6. Conversion into Common Stock. If the Maker completes a New Offering, the Maker shall give the Holder the option to convert this Note, in whole or in part, into Common Stock of the Maker based on a conversion price equal to the lower of: (a) the closing bid price per share of the Common Stock on the date first above written as reported on the Over-The-Counter Bulletin Board, or if there is not such price on the Effective Date, then the last bid price on the date nearest preceding the date first above written, or; (b) the average price at which the Maker sells its Common Stock in the New Offering (the Conversion
Price)(the Conversion Shares).

7. Piggyback Registration. If the Conversion Shares and the Underlying Shares (collectively, the Shares) have not been otherwise registered and at any time the Maker proposes to file a registration statement, whether or not for sale for the Makers own account, on a form and in a manner that would also permit registration of shares (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form) the Maker shall give to Holder, written notice of such proposed filing promptly, but in any case at least twenty (20) days before the anticipated filing. The notice referred to in the preceding sentence shall offer the holder(s) holding the Shares the opportunity to register such amount of the Shares as he may request (a
Piggyback Registration). Subject to this Section, the Maker will include in each such Piggyback Registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) that portion of the Shares with respect to which the Maker has received written requests for inclusion therein within twenty (20) days after the written notice from the Maker is given. The holders holding any portion of the Shares will be permitted to withdraw all or part of the Shares from a Piggyback Registration at any time prior to the effective date of such
Piggyback Registration. Notwithstanding the foregoing, the Maker will not be obligated to effect any registration of shares under this Paragraph 7 as a result of the registration of any of its securities solely in connection with mergers effected pursuant to a Form S-4 Filing.

8. Covenants Regarding Registration

a. The Maker shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses as shall be reasonably required.

b. The Maker shall bear all costs, fees and expenses in connection with a Piggyback Registration,

c. The Maker will take all necessary action which may be required in qualifying qualifying or registering the Shares included in any Piggyback Registration for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such Shares, provided that the Maker shall not be obligated to execute or file any general consent to service or process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

9. Indemnification. The Maker shall, at The Makers expense, protect, defend, indemnify, save and hold Holder harmless against any and all claims, demands, losses, expenses, damages, causes of action (whether legal or equitable in nature) asserted by any person or entity arising out of, caused by or relating to the Note, including without limitation the construction of the Note and the use or application of the proceeds of the Note, and The Maker shall pay
Holder upon demand all claims, judgments, damages, losses and expenses (including court costs and reasonable attorneys fees and expenses) incurred by
Holder as a result of any legal or other action arising out of the Note as aforesaid.

10. Attorneys Fees. The Maker shall reimburse Holder for all reasonable costs, attorneys fees, and all other expenses in connection with this Note.

11. Notice of Default. So long as any amount under this Note shall remain unpaid, the Holder will, unless the Maker otherwise consents in writing, promptly give written notice to the Maker in reasonable detail of the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default.

ARTICLE III

DEFAULT

12. Events of Default. Any of the following events shall constitute an Event of Default hereunder:

a. Failure by the Maker to pay the principal or Interest, if any, of this Note when due and payable.

b. The entry of an order for relief under Federal Bankruptcy Code as to the Maker or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by the Maker seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtors act; or making a general assignment for the benefit of creditors; or
admitting in writing inability to pay debts as they mature; or

c. Failure by the Maker to pay the principal and Interest, if any, of this Note concurrent with a Pre-Payment Event; or

d. The breach of any covenant made by the Maker in this Note.

13. Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note), at the option of the Holder or any holder hereof, all sums evidenced hereby, including all principal, accrued but unpaid Interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default relating to certain events of bankruptcy or insolvency of the Maker occurs and is continuing, the principal of and interest, if any, on this Note will become and be immediately due and payable without any declaration or other act on the part of the
Holder or any holder hereof. This Note shall bear interest at the rate of ten (10%) percent per annum upon the occurrence of an Event of Default (Default
Interest). Payments of the Default Interest shall be due every thirty (30) days following the occurrence Event of Default.

14. No Waiver. Failure of the Holder or any holder hereof to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

15. Pursuit of any Remedy. The Holder or holder hereof may pursue any remedy under this Note without notice or presentment. The Holder or any holder hereof has the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holder or any such holder hereof under this Note.

ARTICLE IV

MISCELLANEOUS

16. Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by the Maker herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, to the Maker or the Holder, as applicable, at their respective addresses specified on the signature pages hereof, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied with receipt confirmed, respectively.

18. No Waiver; Remedies. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
All rights, powers and remedies of the Holder in connection with this Note are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

19. Severability; Headings. If any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provisions of this Note and the remaining provisions of this Note shall remain in full force and effect. Article and paragraph headings in this Note are included herein for convenience of reference only and shall not constitute a part of this Note for any other purpose or be given any substantive effect.

20. Binding Effect; Transfer. This Note shall be binding upon and inure to the benefit of the Maker and the Holder and their respective successors and assigns. The Holder may not assign or otherwise transfer, or grant participations in, this Note or all or any portion of its rights hereunder or its interest herein to any person or entity, without the prior written consent of the Maker which consent shall not be unreasonably withheld. The Maker may not assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of the Holder. Any attempted assignment by the Maker or the Holder in contravention of this paragraph shall be null and void and of no force or effect.

21. Enforcement. It is agreed that time is of the essence of this Note and in the event of default of the terms of this Note, the Maker agrees to pay all costs of collection or enforcement, including reasonable attorneys fees and if there is a default in payment of any sum due hereunder.

22. Governing Law. This Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Michigan without regard to conflicts of laws principles. The venue of any legal proceeding taken in connection with this Note will be in Pontiac, Michigan.

23. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or event which with notice or lapse of time or both would become an Event of Default if such action is taken or condition exists.

24. Interpretation. The Holder and the Maker hereby waive the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Note be construed or interpreted more strongly against the party responsible for the drafting thereof.

IN WITNESS WHEREOF, this Note has been issued as of date first written above.

MAKER:

Ecology Coatings, Inc.

/s/ Robert G. Crockett

Robert G. Crockett

Chief Executive Officer

Mailing Address of Holder:

JB Smith LC

2701 Cambridge Court

Suite 425, Auburn Hills, MI 48326

Mailing Address of Maker:

Ecology Coatings, Inc.

2701 Cambridge Court

Suite 100

Auburn Hills, MI 48326